Exhibit 99.1

        NORDSON CORPORATION THIRD-QUARTER SALES, NET INCOME AND EARNINGS
                               PER SHARE ANNOUNCED

    WESTLAKE, Ohio, Aug. 23 /PRNewswire-FirstCall/ -- Nordson Corporation (Nasdaq: NDSN) today announced record sales, net income and earnings per share for its third quarter, which ended July 31, 2005. Net income grew to $18.6 million, which increased $1.3 million from the $17.3 million earned in the prior year. Diluted earnings per share were $.50 compared with $.47 for the third quarter of 2004. Current period results include a favorable earnings per share effect of $.03 related to the recognition of foreign tax credits net of higher state income tax expense.

    Worldwide sales for the third quarter reached $201.6 million, a 2 percent increase over sales of $197.9 million for the same period of 2004. The increase was attributable to favorable currency associated with a weaker U.S. dollar relative to the third quarter of 2004.

    Third-quarter sales volume for the company's advanced technology segment was up 19 percent while volume in the finishing and adhesive dispensing segments was down 1 percent and 6 percent, respectively.

    On a geographic basis, third-quarter volume was 22 percent higher in the Asia-Pacific region, up 8 percent in Japan, flat in the United States, and down 10 percent and 7 percent in the Americas and Europe, respectively.

    Backlog at the end of the third quarter was approximately $107 million, up $30 million from the beginning of the fiscal year calculated at constant exchange rates.

    For the first three quarters of 2005, sales were $599 million, a 6 percent increase over the same period of the prior year. Sales volume increased 3 percent with favorable currency effects accounting for the balance. Earnings per share on a diluted basis were $1.36 compared with $1.20 for the same period last year.

    "We are pleased with the exceptional performance of our Advanced Technology segment, which experienced both strong sales growth and operating improvement," said Edward P. Campbell, Chairman and Chief Executive Officer. "The performance of this segment served to offset a decline in engineered system shipments within our Adhesive Dispensing segment," Campbell added.

    Nordson will broadcast its third quarter conference call on the investor relations page of the company's Web site, www.nordson.com, on Wednesday, August 24, 2005, at 8:30 a.m. EDT. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson's investor relations and shareholder services is available from Barbara Price, manager, shareholder relations, at (440) 414-5344.

    Except for historical information and comparisons contained herein, statements included in this release may constitute "forward-looking statements," as defined by The Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company's filings with the Securities and Exchange Commission that could cause actual results to differ.

    Nordson Corporation is one of the world's leading producers of precision dispensing equipment that applies adhesives, sealants and coatings to a broad range of consumer and industrial products during manufacturing operations. The company also manufactures technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has more than 3,600 employees worldwide, and direct operations and sales support offices in 30 countries.

    A summary of sales, income and earnings is presented in the attached tables.

    Contact:  Derrick Johnson, Director, Corporate Communications
    Phone:    (440) 414-5639
    E-mail:   djohnson@nordson.com

THIRD QUARTER PERIOD                        NORDSON CORPORATION
Period Ending July 31, 2005                 FINANCIAL HIGHLIGHTS
                                   (Dollars in thousands except for per-
(Unaudited)                                    share amounts)

CONSOLIDATED STATEMENT OF INCOME

                                           Third Quarter             Year-to-Date
                                      -----------------------   -----------------------
                                         2005         2004         2005         2004
                                      ----------   ----------   ----------   ----------
Net Sales                             $  201,570   $  197,949   $  599,359   $  565,191
Cost of sales                             87,748       85,835      263,441      247,578
Selling & administrative expenses         85,794       83,261      255,962      242,493

Operating profit                          28,028       28,853       79,956       75,120

Interest expense - net                    (2,787)      (3,434)      (8,769)     (10,657)
Other income (expense) - net                (130)         363        1,100          628

Income before income taxes                25,111       25,782       72,287       65,091
Income taxes                               6,520        8,508       21,852       21,480

Net income                            $   18,591   $   17,274   $   50,435   $   43,611

Return on sales                                9%           9%           8%           8%
Return on average shareholders'
 equity                                       17%          19%          16%          17%

Average common shares outstanding
 (000's)                                  36,208       35,861       36,251       35,267
Average common shares and
 common share equivalents (000's)         36,843       37,049       37,063       36,385

Per share:

Basic earnings                        $      .51   $      .48   $     1.39   $     1.24
Diluted earnings                      $      .50   $      .47   $     1.36   $     1.20

Dividends paid                        $      .16   $     .155   $      .48   $     .465

CONSOLIDATED BALANCE SHEET

                                                     July 31,    October 31,
                                                       2005         2004
                                                   -----------   -----------
Cash and marketable securities                     $    99,672   $    60,579
Receivables                                            156,509       175,013
Inventories                                             90,530        85,330
Other current assets                                    45,919        43,350
   Total current assets                                392,630       364,272

Property, plant & equipment - net                      109,429       111,607
Other assets                                           367,164       364,669

                                                   $   869,223   $   840,548

Notes payable and debt due within one year         $    68,233   $    27,591
Accounts payable and accrued liabilities               164,197       169,319
   Total current liabilities                           232,430       196,910

Long-term debt                                         101,420       148,033
Other liabilities                                      103,148        92,272
Total shareholders' equity                             432,225       403,333

                                                   $   869,223   $   840,548

Other information:

Employees                                                3,641         3,544

Common shares outstanding (000's)                       36,312        36,279

THIRD QUARTER PERIOD                 NORDSON CORPORATION
Period Ending July 31, 2005          FINANCIAL HIGHLIGHTS
(Unaudited)                         (Dollars in thousands)

                                            Third Quarter               % Growth over 2004
                                      -----------------------   ------------------------------------
SALES BY BUSINESS SEGMENT                2005         2004        Volume      Currency      Total
-----------------------------------   ----------   ----------   ----------   ----------   ----------
Adhesive dispensing &
 nonwoven fiber systems               $  119,093   $  123,665         -6.3%         2.6%        -3.7%
Finishing & coating systems               32,514       32,227         -1.2%         2.1%         0.9%
Advanced technology systems               49,963       42,057         18.5%         0.3%        18.8%

Total sales by business segment       $  201,570   $  197,949         -0.2%         2.0%         1.8%

                                            Year-to-Date               % Growth over 2004
                                      -----------------------   ------------------------------------
SALES BY BUSINESS SEGMENT                 2005        2004        Volume      Currency      Total
-----------------------------------   ----------   ----------   ----------   ----------   ----------
Adhesive dispensing &
 nonwoven fiber systems               $  359,988   $  351,563         -1.0%         3.4%         2.4%
Finishing & coating systems              101,058       90,567          8.9%         2.7%        11.6%
Advanced technology systems              138,313      123,061         11.6%         0.8%        12.4%

Total sales by business segment       $  599,359   $  565,191          3.3%         2.7%         6.0%

                                            Third Quarter            Year-to-Date
                                      -----------------------   -----------------------
OPERATING PROFIT BY BUSINESS SEGMENT     2005         2004         2005         2004
------------------------------------  ----------   ----------   ----------   ----------
Adhesive dispensing & nonwoven
 fiber systems                        $   22,439   $   24,924   $   64,956   $   64,593
Finishing & coating systems                 (530)        (143)         432         (440)
Advanced technology systems               11,067        8,556       27,411       24,448
Corporate                                 (4,948)      (4,484)     (12,843)     (13,481)

Total operating profit by business
 segment                              $   28,028   $   28,853   $   79,956   $   75,120

                                            Third Quarter               % Growth over 2004
                                      -----------------------   ------------------------------------
SALES BY GEOGRAPHIC REGION               2005         2004        Volume      Currency      Total
-----------------------------------   ----------   ----------   ----------   ----------   ----------
United States                         $   66,236   $   66,205            -            -            -
Americas                                  14,156       15,107         -9.7%         3.4%        -6.3%
Europe                                    72,086       74,953         -7.2%         3.4%        -3.8%
Japan                                     20,369       18,601          7.9%         1.6%         9.5%
Asia Pacific                              28,723       23,083         21.5%         2.9%        24.4%

Total Sales by Geographic Region      $  201,570   $  197,949         -0.2%         2.0%         1.8%

                                            Year-to-Date                % Growth over 2004
                                      -----------------------   ------------------------------------
SALES BY GEOGRAPHIC REGION               2005         2004        Volume      Currency      Total
-----------------------------------   ----------   ----------   ----------   ----------   ----------
United States                         $  198,172   $  188,551          5.1%           -          5.1%
Americas                                  42,340       37,439          9.8%         3.3%        13.1%
Europe                                   219,488      214,753         -3.2%         5.4%         2.2%
Japan                                     62,133       58,237          4.5%         2.2%         6.7%
Asia Pacific                              77,226       66,211         14.6%         2.0%        16.6%

Total Sales by Geographic Region      $  599,359   $  565,191          3.3%         2.7%         6.0%

                                            Third Quarter            Year-to-Date
                                      -----------------------   -----------------------
SELECTED SUPPLEMENTAL INFORMATION        2005         2004         2005         2004
-----------------------------------   ----------   ----------   ----------   ----------
Depreciation and amortization         $    6,335   $    6,358   $   19,117   $   20,152
Capital expenditures                  $    2,387   $    2,186   $   10,718   $    7,059
Dividends paid                        $    5,795   $    5,539   $   17,409   $   16,341

SOURCE  Nordson Corporation
    -0-                             08/23/2005
    /CONTACT: Derrick Johnson, Director, Corporate Communications of Nordson Corporation, +1-440-414-5639, or E-mail, djohnson@nordson.com /
    /Web site:  http://www.nordson.com/

-